Exhibit 3.1



                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

                         DIONICS, INC.


     The undersigned, President and Secretary of DIONICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

     DOES HEREBY CERTIFY:

      1. That the total number of shares of stock which the Corporation has authority to issue is 5,000,000 with a par value of $0.01 each.

     2. That Article FOURTH of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

      "FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is 51,000,000 of which 50,000,000 shares with a par value of $0.01 each shall be Common Stock and of which 1,000,000 shares with a par value of $0.01 each shall be Preferred Stock. The Board of Directors of the Corporation is authorized to the full extent now or hereafter permitted by the laws of the State of Delaware to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the Delaware General Corporation Law, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights, and the qualifications, limitations and restrictions of each such series."

      3. That the amendment was authorized by the unanimous written consent of the Board of Directors followed by written consent of the stockholders being given in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      4. That the amendment shall be effective on August 30, 2004.

     IN WITNESS WHEREOF, the undersigned has hereunto signed this certificate this 25th day of August, 2004, and affirms the statements contained herein as true under penalties of perjury.


                              /s/ Bernard L. Kravitz
                              Bernard L. Kravitz, President


                  Attest:     /s/ Bernard L. Kravitz
                              Bernard L. Kravitz, Secretary